UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

KeyCorp’s first quarter 2013 financial results, which were released earlier today, included consolidated statements of income reflecting information for first quarter of 2013 and the first and fourth quarters of 2012. The noninterest income line items in those consolidated statements of income reflected Key’s current business mix. In addition, in February 2013, Key announced that it has agreed to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors (collectively, “Victory”), to a private equity fund. The consolidated statements of income included in Key’s first quarter 2013 financial results therefore accounted for Victory as a discontinued operation. Attached as Exhibit 99.1 are additional consolidated statements of income for the second and third quarters of 2012 and the twelve months ended December 31, 2012, presented consistently with the consolidated statements of income provided in KeyCorp’s first quarter 2013 financial results.

The information presented in this Item 8.01, and the Additional Consolidated Statements of Income attached as Exhibit 99.1, are deemed “furnished” and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into filings under the Securities Act of 1933, as amended.

Item 9.01	Exhibits

Exhibit 99.1       Additional Consolidated Statements of Income

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: April 18, 2013	/s/ Jeffrey B. Weeden
	By:	Jeffrey B. Weeden
Chief Financial Officer